EXHIBIT 5.1

Heller Ehrman LLP

275 Middlefield Road

Menlo Park, California 94025

July 14, 2008

Macrovision Solutions Corporation

2830 De La Cruz Boulevard

Santa Clara, California 95050

Re:	Registration Statement on Form S-3 with respect to 9,414,019 shares of common stock

Ladies and Gentlemen:

We have acted as counsel to Macrovision Solutions Corporation, a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), as may be amended pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time pursuant to Rule 415 under the Securities Act of 9,414,019 of shares of the Company’s common stock (“Common Stock” or the “Securities”).

I.

We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates and such additional certificates relating to factual matters as we have deemed necessary or appropriate for our opinion:

(a)	The Registration Statement;

(b)	The Certificate of Incorporation of the Company filed with the Delaware Secretary of State, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

(c)	A Certificate of Status relating to the Company issued by the Delaware Secretary of State, dated July 14, 2008;

(d)	The Bylaws of the Company (and all amendments thereto) certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

(e)	Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the board of directors of the Company relating to the issuance of the Securities by the Company; and

We have also assumed (i) the Registration Statement, and any amendments thereto, will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) the Company will have taken all necessary corporate action to approve the issuance and terms of the Securities and (v) as appropriate, the Securities will have been duly executed and authenticated in accordance with the applicable agreement.

II.

This opinion is limited to the federal laws of the United States of America and the laws of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We express no opinion as to the applicable choice of law rules that may affect the interpretation or enforcement of the Securities. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

III.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of our opinion, and subject to the limitations and qualifications expressed herein, it is our opinion that the Common Stock, when issued, will be validly issued, fully paid and non-assessable.

IV.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus or any supplement thereto constituting a part of the Registration Statement.

This opinion is rendered to you in connection with the filing of the Registration Statement and is solely for your benefit and the benefit of the purchasers of the Securities. This opinion may not be relied upon by any other person, firm, corporation or other entity without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

Very truly yours,

/s/ Heller Ehrman LLP

HELLER EHRMAN LLP